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                                                                   EXHIBIT 99.1



                           GREY WOLF DRILLING COMPANY
             THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
         THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1997

                                     PROXY

         The stockholder of Grey Wolf Drilling Company (the "Company") whose signature appears on the reverse side of this Proxy hereby appoints James K. B. Nelson and John D. Peterson, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, Texas at 10:00 a.m., Wednesday, June 25, 1997, and at any adjournment thereof.

1. PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER dated as of March 7, 1997, by and among DI Industries, Inc. ("DI"), Drillers, Inc., a wholly-owned subsidiary of DI (the "Purchaser") and the Company pursuant to which, among other things, the Company will merge with and into the Purchaser, which will survive the merger, and the Company will cease to exist (the "Merger"), as described in the accompanying Prospectus/Proxy Statement to which is attached a copy of the Agreement and Plan of Merger.

In their discretion, the above named proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                                                               SEE REVERSE SIDE


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1.   Approval of Agreement and Plan of Merger dated as of March 7, 1997, by and among DI Industries, Inc. ("DI"), Drillers, Inc., a wholly-owned subsidiary of DI (the "Purchaser") and the Company pursuant to which, among other things, the Company will merge with and into the Purchaser, which will survive the merger, and the Company will cease to exist (the "Merger"), as described in the accompanying Prospectus/Proxy Statement to which is attached a copy of the Agreement and Plan of Merger.

      [ ] FOR                     [ ] AGAINST                  [ ] ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER SET FORTH IN ITEM 1.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

PLEASE NOTE ANY CHANGE OF ADDRESS.


SIGNATURE(S)                                       DATE
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SIGNATURE(S)                                       DATE
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Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon.